Exhibit 99.1

OncoSec Announces Fourth Quarter and YTD Results for Fiscal Year End 2015

SAN DIEGO, Oct. 14, 2015 — OncoSec Medical Incorporated (“OncoSec”) (NASDAQ: ONCS), a company developing DNA-based intratumoral cancer immunotherapies, today announced financial results for the fourth quarter and fiscal year ended July 31, 2015.

“We made significant progress in fiscal year 2015, including the addition of several key employees, meeting important clinical milestones, and continued strengthening of our balance sheet,” said Punit Dhillon, President and CEO of OncoSec. “Immuno-oncology continues to give rise to groundbreaking new treatments and is shifting the cancer treatment paradigm. I am very excited about the prospects for OncoSec as we develop therapies that aim to harness the immune system to fight cancer and address a great unmet medical need in oncology: anti-PD-1 non-responders. OncoSec’s talented and professional team has the experience, insight, and resources to advance our R&D and clinical efforts to capture the value in this opportunity.”

FINANCIAL RESULTS

For the fourth quarter of fiscal 2015 and the fiscal year ended July 31, 2015, OncoSec reported a net loss of $6.5 million and $21.2 million, or $0.48 per share and $1.67 per share, respectively, compared to a net loss of $3.6 million and $12.0 million, or $0.30 per share and $1.26 per share, respectively, for the same period last year. The increase in net loss for the year ended July 31, 2015, compared with the same period in 2014, resulted primarily from (i) an increase in headcount as OncoSec continues to grow its discovery research and clinical teams, (ii) additional outside services costs to support its device development and clinical activities and (iii) corporate communication, financing and other administrative investments to expand investor awareness and list the Company on The Nasdaq Stock Market. There were no revenues for the fiscal years ended July 31, 2015 or July 31, 2014.

Research and development expenses were $3.8 million and $13.1 million for the fourth quarter of fiscal 2015 and the fiscal year ended July 31, 2015, respectively, compared to $1.9 million and $5.8 million for the same periods in 2014. General and administrative expenses were $2.7 million and $8.1 million for the fourth quarter of fiscal 2015 and the fiscal year ended July 31, 2015, compared to $1.7 million and $6.2 million for the same period in 2014.

At July 31, 2015, OncoSec had $32.0 million in cash and cash equivalents, as compared to $37.9 million of cash and cash equivalents at July 31, 2014. OncoSec expects these funds to be sufficient to allow it to continue to operate its business for at least the next 12 months.

About OncoSec Medical Incorporated

OncoSec is a biotechnology company developing DNA-based intratumoral immunotherapies for the treatment of cancer. The Company’s investigational technology, ImmunoPulse™, is designed to enhance the local delivery and uptake of DNA-based immune-targeting agents, such as interleukin-12 (IL-12). In Phase I and II clinical trials, OncoSec’s lead program, ImmunoPulse™ IL-12, demonstrated a favorable safety profile and evidence of anti-tumor activity in the treatment of various skin cancers as well as the potential to initiate a systemic immune response. ImmunoPulse™ IL-12 is currently in Phase II development for several indications, including metastatic melanoma, squamous cell carcinoma of the head and neck, and triple-negative breast cancer. In addition to ImmunoPulse™ IL-12, the Company is also seeking to identify and develop new immune-targeting agents for use with the ImmunoPulse™ platform. For more information, please visit www.oncosec.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of OncoSec. Forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from current expectations.  These risks and uncertainties include, among others, the following: our ability to raise additional funding necessary to fund continued operations on reasonable terms or at all; our ability to protect our intellectual property; uncertainties inherent in pre-clinical studies and clinical trials, such as the ability to enroll patients in clinical trials and the risk of adverse events; delays in the commencement or completion of clinical testing for product candidates; unexpected new data, safety and technical issues; our ability to develop and commercialize the assets we have acquired or develop and any new assets and product candidates; and competitive, market and regulatory conditions. Other risks and uncertainties are described in OncoSec’s annual report on Form 10-K filed on October 10, 2014, and subsequent filings with the U.S. Securities and Exchange Commission made by OncoSec. Except as required by law, OncoSec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OncoSec Medical Incorporated

Balance Sheet and Consolidated Balance Sheet

	July 31, 2015	July 31, 2014
Assets
Current assets
Cash and cash equivalents	$32,035,264	$37,852,694
Prepaid expenses	1,511,587	442,888
Other current assets	21,130	23,595
Total Current Assets	33,567,981	38,319,177
Property and equipment, net	1,807,982	581,054
Intangible assets, net	—	464,693
Other long-term assets	214,127	26,685
Total Assets	$35,590,090	$39,391,609

Liabilities and Stockholders’ Equity

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$2,360,505	$1,236,352
Accrued compensation related	501,446	42,654
Accrued income taxes	—	800
Accrued other	32,518	43,745
Total Liabilities	2,894,469	1,323,551
Commitments and Contingencies
Stockholders’ Equity
Common stock authorized - 160,000,000 common shares with a par value of $0.0001, common stock issued and outstanding — 14,820,854 and 12,233,203 common shares as of July 31, 2015 and July 31, 2014, respectively (1)	24,947	24,463
Additional paid-in capital	71,572,714	56,081,475
Warrants issued and outstanding — 1,895,102 and 1,882,399 warrants as of July 31, 2015 and July 31, 2014, respectively (1)	7,704,103	7,325,152
Accumulated deficit	(46,606,143)	(25,363,032)
Total Stockholders’ Equity	32,695,621	38,068,058
Total Liabilities and Stockholders’ Equity	$35,590,090	$39,391,609

(1) Effective May 18, 2015, the Company implemented a reverse stock split pursuant to which each 20 shares of issued and outstanding common stock held by each stockholder were combined into and became one share of common stock, with such resulting shares rounded up to the next whole share.  No fractional shares were issued. All options, warrants and other convertible securities outstanding immediately prior to the reverse split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by 20 and multiplying the exercise or conversion price by 20, all in accordance with the terms of the agreements governing such options, warrants and other convertible securities.  The accompanying financial statement data for the annual prior periods presented have been retroactively adjusted to reflect the effects of the reverse stock split.

OncoSec Medical Incorporated

Statement of Operations and Consolidated Statements of Operations

	Year Ended	Year Ended	Year Ended
	July 31, 2015	July 31, 2014	July 31, 2013
Revenue	$—	$—	$—
Expenses:
Research and development	13,132,898	5,796,347	3,159,209
General and administrative	8,108,244	6,153,313	3,905,763
Loss from operations	(21,241,142)	(11,949,660)	(7,064,972)
Other income (expense):
Non-cash interest expense	—	(20,684)	(83,215)
Net loss before income taxes	(21,241,142)	(11,970,344)	(7,148,187)
Provision for income taxes	1,969	41,773	2,000
Net loss, net of tax	$(21,243,111)	$(12,012,117)	$(7,150,187)
Basic and diluted net loss per common share (1)	$(1.67)	$(1.26)	$(1.34)
Weighted average shares used in computing basic and diluted net loss per common share (1)	12,708,974	9,527,182	5,327,917

(1) Effective May 18, 2015, the Company implemented a reverse stock split pursuant to which each 20 shares of issued and outstanding common stock held by each stockholder were combined into and became one share of common stock, with such resulting shares rounded up to the next whole share.  No fractional shares were issued. All options, warrants and other convertible securities outstanding immediately prior to the reverse split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by 20 and multiplying the exercise or conversion price by 20, all in accordance with the terms of the agreements governing such options, warrants and other convertible securities.  The accompanying financial statement data for the annual prior periods presented have been retroactively adjusted to reflect the effects of the reverse stock split.

OncoSec Medical Incorporated

Statement of Cash Flows and Consolidated Statements of Cash Flows

	Year Ended	Year Ended	Year Ended
	July 31, 2015	July 31, 2014	July 31, 2013
Operating activities
Net loss	$(21,243,111)	$(12,012,117)	$(7,150,187)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	664,596	780,110	736,875
Non-cash interest expense	—	20,684	83,215
Stock-based compensation	2,547,729	1,815,559	452,128
Stock-based compensation related to stock issuance liability in connection with a contractual agreement	55,500	—	—
Common stock issued for services	57,750	150,000	34,500
Loss on sale of fixed assets	4,325	—	—
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(1,068,699)	(405,904)	156,194
(Increase) decrease in other current	2,465	(11,067)	(30,845)
(Increase) decrease in other long-term assets	(187,442)	—	—
(Decrease) increase in accounts payable and accrued liabilities	1,068,652	657,266	344,764
(Decrease) increase in accrued compensation	459,592	42,654	(218,849)
(Decrease) increase in accrued other	(12,027)	(16,858)	60,603
(Decrease) Increase in accrued income taxes	(800)	(800)	(1,600)
Net cash used in operating activities	(17,651,470)	(8,980,473)	(5,533,202)
Investing activities
Purchases of property and equipment	(1,412,217)	(512,500)	(114,550)
Leasehold improvements	(18,938)	—	—
Net cash used in investing activities	(1,431,155)	(512,500)	(114,550)
Financing activities
Proceeds from issuance of common stock and warrants	13,580,001	27,948,001	7,200,000
Payment of financing and offering costs	(1,091,794)	(1,981,360)	(504,000)
Payment of amounts due under acquisition obligation	—	(1,000,000)	(1,500,000)
Proceeds from exercise of warrants and stock options	776,988	17,408,851	280,418
Net cash provided by financing activities	13,265,195	42,375,492	5,476,418
Net increase (decrease) in cash	(5,817,430)	32,882,519	(171,334)
Cash and cash equivalents, at beginning of period	37,852,694	4,970,175	5,141,509
Cash and cash equivalents, at end of period	$32,035,264	$37,852,694	$4,970,175

Supplemental disclosure for cash flow information:
Cash paid during the period for:
Interest	$—	$—	$—
Income taxes	$1,969	$1,600	$2,800

Noncash investing and financing transaction:
Fair value of placement agent warrants issued in the public offerings	$571,868	$1,042,242	$228,240

Contact
Investor Relations:

Jordyn Kopin
OncoSec Medical Incorporated
855-662-6732
investors@oncosec.com

Media Relations:
Mary Marolla
OncoSec Medical Incorporated
855-662-6732
media@oncosec.com